Investor Presentation 1st Quarter 2023 EXHIBIT 99.1

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of April 26, 2023 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended March 31, 2023, the Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on April 26, 2023, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2023 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the SEC on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s non-GAAP “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP “Core Earnings” results. The Company provides non-GAAP “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s non-GAAP “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Non-GAAP ‘Core Earnings’” in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, for a further discussion and the “Non-GAAP ’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP “Core Earnings”.

3 Sallie Mae is an Outstanding Franchise Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry- leading customer service. Top ranked and highly recognized brand Industry leading and award-winning technologies Well funded with sufficient liquidity, capital, and loan loss reserves 58% Market share of full private student lending marketplace1 30% Return on Common Equity* 89% Cosigner Rate* 746 Average FICO at Approval* 2.11% Annualized Net Charge-offs as a percentage of Avg. Loans23 in Repayment* * Metrics as of Q1 2023, unless otherwise noted. 2,100+ actively managed university relationships across the U.S.2 Largest salesforce in the industry Appears on 96% of preferred lender lists2 5-6% Annual Private Education Loan Originations Growth projected in 20233

4 Balance Sheet & Capital Allocation • Paid common stock dividend of $0.11 per share in Q1 2023. • Sallie Mae Bank remains well capitalized with 13.3% Total risk-based capital ratio and CET1 capital ratio of 12.0%. • On May 3, 2023, the company sold approximately $2.0 billion of its private education loans, including approximately $1.9 billion of principal and approximately $136 million in capitalized interest, to an unaffiliated third party. The gain on sale will be recognized in the Q2 2023 consolidated statements of income. Revenue • GAAP Net Income attributable to common stock of $114 million in Q1 2023 driven by strong NIM and better than expected credit performance, compared to Net Income attributable to common stock of $128 million in Q1 2022. • Q1 2023 GAAP diluted earnings per common share of $0.47 vs. $0.45 in Q1 2022. • Net Interest Margin for the first quarter of 2023 increased 41 basis points, from 5.29% in the first quarter of 2022, to 5.70%. Total Operating Expenses • Total operating expenses of $155 million in Q1 2023, which is 17% higher than the year-ago quarter. • Increase attributed to reorganizational costs, FDIC assessment fees, volume increases in our originations, servicing and collections operations, and our absorption of the effects of the current inflationary environment. 1st Quarter 2023 Highlights

5 Actual 2019 87% 58% 746 2020 86% 60% 749 2021 86% 59% 750 Private Education Loan Originations13 – Strong Start to 2023 • First quarter 2023 originations at $2.4 billion, 12% higher than the year-ago period. • Q1 2023 originations marked our highest level of originations in the company’s history. • Full year 2022 market share increased 90 bps compared to full year 2021 and represents 58% of the full private student lending marketplace.1 Forecast 2022 86% 57% 747 Q1 2023 89% 56% 746 Q1 2022 88% 57% 748 % Cosigned % In School Payment Average FICO at Approval9 $5,625 $5,321 $5,423 $5,975 $2,441 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $ in m ill io ns (5%) 2% 12% 10% $2,189 Q1 6

6 Credit Performance • Q1 2023 net charge-offs for Private Education Loans totaled $83 million. • Q1 2023 Private Education Loans delinquent 30+ days were 3.40% of loans in repayment, an improvement from both Q4 2022 as well as the year-ago quarter. • For Q1 2023, we saw the lowest entry rate into delinquency since Q1 2022, and in March 2023, the lowest roll to default rate in over a year. • Increase in loss mitigation program usage from Q4 2022. • Agent effectiveness continues to improve as agent tenure increases. • Private Education Loans in forbearance were 1.4% at the end of the quarter. Key Credit Metrics for Q1 2023 Funding & Liquidity • Sallie Mae Bank ended the first quarter of 2023 with liquidity of 19.7% of total assets, compared to 17.2% in the year-ago quarter. • Marketable securities make up a portion of our liquidity sources. As of 3/31/2023, our unrealized losses on that portfolio total $155 million. Realizing those losses would result in a regulatory capital charge of approximately 50 basis points. • Our deposit portfolio has been very stable, with balances at the end of Q1 2023 slightly higher than at the end of Q4 2022 and Q1 2022. • At the end of Q1 2023, our uninsured deposits made up only 2% of our deposit base. • During Q1 2023, we executed an ABS funding transaction at spreads that came in about 23 basis points better than our previous transaction completed in 2022. Strong Liquidity Position

7As of 3/31/23 Customer FICO at Original Approval6 High Quality Private Education Loan Portfolio Smart Option Payment TypeOriginations Vintage Portfolio Interest Rate Type Fixed 58% Variable 42% <700 22% 700-739 26%740-780 24% 780+ 28% Pre 2014 3% 2014 3% 2015 5% 2016 5% 2017 6% 2018 7% 2019 10% 2020 11% 2021 20% 2022 26% 2023 4% Deferred 47% Fixed 34% Interest Only 19% Loans $21.9B Weighted Avg. FICO 744 Loans $19.5BLoans $21.9B

8 Conservative Funding Optimizes Net Interest Margin As of 3/31/2023 Long-Term Funding • Outstanding borrowings consist of unsecured debt and secured borrowings issued through our term asset- backed securitization program, totaling $1 billion and $4.5 billion, respectively, as of March 31, 2023. Deposits • Our total deposits of $21.8 billion were comprised of $10.3 billion in brokered deposits and $11.5 billion in retail and other deposits at March 31, 2023. • Interest-bearing deposits consist of retail and brokered non-maturity savings deposits, retail and brokered non- maturity money market deposits, and retail and brokered certificates of deposit. Also included are deposits from Educational 529 and Health Savings plans that diversify our funding sources. • There were $471 million of deposits exceeding FDIC insurance limits at the end of Q1 2023. 20% 10% 28% 26% 16% Long-term Borrowings Brokered (Variable) Brokered (Fixed) Retail (MMDA & CD) Retail (HSA & 529) 38% 42% Total Funding = $ 27.3 billion

9 Simple But Powerful Investment Thesis • Consistent earnings expansion is driven by top line growth and efficiency • Sallie Mae is the leader in the private education loan market • Well-proven and disciplined underwriting model leveraging data and experience through the last recession • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business • Core loan product generates very attractive ROEs • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock Attrac t ive Ea rn ing s Profile Manag e ab le Risk Disc ip line d Cap ita l Alloc a t ion

10 Clear Strategy to Prove this Investment Thesis Maximize the profitability and growth of our core business Better inform the external narrative about private student lending and Sallie Mae Maximize the value of our brand and attractive customer base Maintain a rigorous and predictable capital allocation and return program to create shareholder value 1. 2. 3. 4. Strategic Imperatives:

11 Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Increase market share by fully meeting student funding needs Enhanced risk-adjusted pricing and underwriting Improved marketing, digital, and data capabilities Strong fixed cost discipline Drive towards reducing both the unit cost of servicing and the unit cost of acquisitions Improved third-party vendor cost management

Higher Education Value Proposition Remains Attractive[4]



Other
$12B
Federal Loans
$79B
Private
Education Loans
$11B
Grants
$140B
Total
$483B
Family
Contribution
$241B

Higher Education Spend
(Academic Year 2021-2022)

Expanding Addressable Market

- Private Education Loans represent 2-3% of the overall spend in higher education annually.
- Total spend on higher education grows ~2% annually, while Sallie Mae Private Education Loans growth expanded from 4% - 10% from 2021 to 2022, increasing private education loan market share by 90bps.

Strong Strategic Execution

- Over the past 8 years, the 25–29-year-old population with a bachelor's degree or higher has increased an average of 0.6% per year.[15]
- 55% of students graduated with student loans in AY 2020-2021[14]
- Of the 55% of bachelor's degree recipients that graduated with student loans, the average debt amount was $29,400. [14]

Higher Education is Valuable

- The median income of recent college graduates was $52,000 in 2021, 73% higher than the median income of people with high school diploma only.[16]

12

13 Sallie Mae’s Core Product Contains Customer Friendly Provisions That Enable Successful Outcomes In-School • Competitive variable & fixed rates • No origination fees • Three repayment options -Monthly interest payments -$25 fixed monthly payments -Defer payments • Quarterly FICO Score Sallie Mae Smart Option Student Loan Benefits from school through repayment Repayment • No prepayment penalty • Auto debit 0.25 percentage point interest rate reduction • Graduated repayment period • Cosigner release (for those who qualify) • Return-to-school deferment • Internship/residency deferment • Active-duty military deferment 92% of Sallie Mae student loan borrowers who are out of school are employed 5 Sallie Mae Student Borrowers

14 Optimize the Value of the Brand and Attractive Client Base What We Do Build products and services that leverage our customer affiliation Ensure products and services are consistent with our core mission and drive customer value We know our customers’ finances, payment patterns and indebtedness We have the relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI

15 Supporting College Access • Targeted subsidies make higher education possible for those who would otherwise not be able to attend. • Free community college promotes social equity, equality of opportunity and economic mobility Political Environment New congressional make-up complements our strategic approach of better informing the narrative of private student lending and Sallie Mae. We expect our business to perform well in the current environment which has a focus on the federal student loan program and targeted assistance to people in need.3 Bankruptcy Reform Sallie Mae has long been supportive of prospectively allowing the discharge of student loan debt in bankruptcy, provided there is a period of post-graduation payments to prevent incentivizing bankruptcy simply to avoid student loan repayments after graduation. Targeted Debt Forgiveness Targeted, partial loan forgiveness for federal student loan borrowers would, if enacted, provide relief to struggling borrowers, and potentially have a positive impact on the Sallie Mae portfolio

16 Maintain Rigorous Capital Allocation and Return Program Invest in High ROE Growth • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Build other sources of revenue and capital in expense-efficient ways Quarterly Common Stock Dividend • Paid $0.11 quarterly common stock dividend in Q1 2023 • Expect to continue to pay dividend, subject to Board approval3,18 Share Repurchase • From January 1, 2020, through March 31, 2023, we repurchased 44% of common shares outstanding at January 1, 2020. • $581 million of capacity remained under our 2022 Share Repurchase Program authorization at March 31, 2023 (which expires in Jan. 2024). • Began repurchasing shares on May 4, 2023, with portion of most recent loan sale proceeds. We allocate capital with discipline Embracing a Hybrid Hold / Sell Loan Model3 • Selling assets to optimize growth in required capital • The expected result is a balance sheet that will remain relatively flat despite loan sales • $2B in Private Education Loan sales completed on May 3, 2023 – enables additional return of excess capital to shareholders

Diverse Student Loan Portfolio Driving Increased Shareholder Value

Medical

Health Professions

Dental

General Studies

MBA

Undergraduate

Law

- Products designed to meet the needs of all students
- Developing unique and innovative products to diversify portfolio

	Undergraduate	Graduate
RATE TYPE	Variable & Fixed	Variable & Fixed
INTEREST RATE RANGES	Variable: SOFR + 1.250% - SOFR + 12.375% Fixed: 4.75% - 15.875%	Variable: SOFR + 1.750% - SOFR + 11.625% Fixed: 5.500% - 15.000%
REPAYMENT OPTION	Deferred, Interest Only & Fixed Repayment	Deferred, Interest Only & Fixed Repayment
REPAYMENT TERM	10-15 years	20 years for Medical and Dental 15 years for Remaining Disciplines
GRACE PERIOD	6 months	6-36 months
INTERNSHIP / RESIDENCY DEFERMENT	Up to 60 months	Up to 48 months
FEATURES	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release	ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release

As of 5/2/23

17

1 Our Approach to ESG Our ESG approach is grounded in our mission and where we can make the most impact: powering confidence in students and families on their unique higher education journey.

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. ABS Supplement

20 Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 The Smart Option loan program consists of: Smart Option Interest Only loans Require full interest payments during in- school, grace, and deferment periods Smart Option Fixed Pay loans Require $25 fixed payments during in-school, grace, and deferment periods Smart Option Deferred loans Do not require payments during in-school and grace periods • Smart Option payment option may not be changed after selected at origination • Fixed-rate loans or variable-rate loans • Consumer credit underwriting, with minimum FICO, custom credit score model and judgmental underwriting • Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools • Qualified education loans are non- dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship”

21 Sallie Mae Bank ABS Summary17 19 6 6 6 6 19 6 6

22 Sallie Mae Bank ABS Structures 20 21 6

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Appendix

24 Commitments vs Disbursements Provision for New Loans • Directly impacted by the timing of Commitments and not Disbursements Additional Provision Impacts • New Loans, DCF accretion, loan sales, model updates and overlays Unfunded Commitments • Remain a liability for accounting purposes • Once the loan commitment is funded, that liability will transfer to the Allowance 2022 Actuals Commitments vs Disbursements 16% 24% 51% 9% 37% 10% 39% 14% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Commitments Disbursements

25 CECL Update Adopted on January 1, 2020. • The company’s 2020 financial results reflected a transition adjustment that increased the allowance for credit losses by $1.1 billion, increased the liability representing its off-balance sheet exposure for unfunded commitments by $116 million and increased the deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. • The Private Education Loan allowance for losses as a percentage of ending total Private Education Loan balance immediately after the adoption of CECL was 7.0 percent. The regulatory capital impacts of our transition adjustments recorded on January 1, 2020 from the adoption of CECL were deferred for two years. • The company elected the option to delay for two years, and then phase in over the following three years, the effects on our regulatory capital of CECL relative to the incurred loss methodology. • The regulatory capital impact of the Bank’s transition adjustments recorded on January 1, 2020 from the adoption of CECL, and 25 percent of the ongoing impact of CECL on the Bank’s allowance for credit losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes (collectively, the “adjusted transition amounts”), were deferred for the two-year period ending January 1, 2022. From January 1, 2022 through January 1, 2025, the adjusted transition amounts will be phased in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year. As of March 31, 2023, we have phased in 50% of the transition amounts for regulatory capital purposes, with the remaining 50% to be phased in, in 2024 and 2025, equally.

Quarterly Financial Highlights

	Q1 2023	Q4 2022	Q1 2022
Income Statement ($ Millions)			
Total interest income	$638	$584	$465
Total interest expense	233	202	90
Net Interest Income	405	381	375
Less: provisions for credit losses	114	297	98
Total non-interest income (loss)	22	(41)	22
Total non-interest expenses	157	140	133
Income tax expense (benefit)	37	(19)	37
Net Income (Loss)	119	(77)	129
Preferred stock dividends	4	3	1
Net income (loss) attributable to common stock	114	(81)	128
Non-GAAP "Core Earnings" adjustments to GAAP[7,12]	-	-	-
Non-GAAP "Core Earnings" net income (loss) attributable to common stock[7,12]	114	(81)	128
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$20,498	$19,020	$20,586
FFELP Loans held for investment, net	590	607	680
Credit Cards held for investment, net	-	-	25
Deposits	$21,804	$21,448	$21,194
Brokered	10,275	9,877	9,946
Retail and other	11,529	11,571	11,248

	Q1 2023	Q4 2022	Q1 2022
Key Performance Metrics			
Net Interest Margin	5.70%	5.37%	5.29%
Yield—Total Interest-earning assets	8.97%	8.21%	6.56%
Private Education Loans	10.66%	10.12%	8.38%
Credit Cards	12.28%	7.54%	3.95%
Cost of Funds	3.47%	3.00%	1.35%
Return on Assets ("ROA")[8]	1.7%	(1.1%)	1.8%
Non-GAAP "Core Earnings" ROA[9]	1.7%	(1.1%)	1.8%
Return on Common Equity ("ROCE")[10]	30.5%	(18.8%)	27.1%
Non-GAAP "Core Earnings" ROCE[11]	30.5%	(18.8%)	27.1%
Per Common Share			
GAAP diluted earnings (loss) per common share	$0.47	($0.33)	$0.45
Non-GAAP "Core Earnings" diluted earnings (loss) per common share[7,12]	$0.47	($0.33)	$0.46
Average common and common equivalent shares outstanding (millions)	244	245	281

26

27 Sallie Mae vs Federal Student Loans As of 5/2/23 22

28 Non-GAAP “Core Earnings” to GAAP Reconciliation Quarters Ended ($ Thousands except per share amounts) Mar. 31, 2023 Dec. 31, 2022 Mar. 31, 2022 Non-GAAP “Core Earnings” adjustments to GAAP: GAAP net income (loss) $118,518 ($77,043) $128,812 Preferred stock dividends $4,063 $3,466 $1,275 GAAP net income (loss) attributable to SLM Corporation common stock $114,455 ($80,509) $127,537 Adjustments: Net impact of derivative accounting(7) - - $248 Net tax expense(12) - - $60 Total non-GAAP “Core Earnings” adjustments to GAAP - - $188 Non-GAAP “Core Earnings” (loss) attributable to SLM Corporation common stock $114,455 ($80,509) $127,725 GAAP diluted earnings (loss) per common share $0.47 ($0.33) $0.45 Derivative adjustments, net of tax - - $0.01 Non-GAAP “Core Earnings” diluted earnings (loss) per common share $0.47 ($0.33) $0.46

29 Footnotes 1. Source: Enterval CBA Report as of December 2022. Based on Full Market. 2. Based on internal Company statistics. 3. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 4. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2020, October 2020), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2022. © 2022 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2022. © 2022 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2021 Private Education Loan market assumptions use The College Board-Trends in Student Aid 2021 © 2021 trends and College Board-Trends in Student Aid 2021 © 2021 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 5. Source: Survey conducted by Market Vision Research (https://www.mv-research.com/). Data collected between 1/20 and 1/27/2023. 6. Represents the higher credit score of the cosigner or the borrower. 7. Derivative Accounting: we provide non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. See page 28 for a reconciliation of GAAP and “Core Earnings.” 8. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 9. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 10. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 11. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 12. Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 13. Originations represent loans that were funded or acquired during the period presented. 14. Source: https://research.collegeboard.org/trends/student-aid 15. Source: National Center for Education Statistics: https://nces.ed.gov/programs/digest/d22/tables/dt22_104.20.asp 16. Source: Federal Reserve Bank: https://www.newyorkfed.org/research/college-labor-market/college-labor-market_wages.html 17. Pool characteristics as of the Statistical Cutoff Date for the respective transaction. 18. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 19. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 20. Overcollateralization for Class A & B bonds. 21. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 22. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans. 23. Statistic considers portfolio Private Education Loans only.